                                                                   EXHIBIT 23.4

                             ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors
Outdoor Communications, Inc. and Subsidiaries:

We consent to the use of our report dated May 31, 1996, related to the consolidated financial statements of Mass Communications Corp. and Subsidiary included herein, and to the references to our firm under the headings "Selected Historical Consolidated Financial and Other Information" and "Experts" in this Registration Statement (No. 333-28489) and related Prospectus.

                                          KPMG Peat Marwick LLP
East Lansing, Michigan

August 6, 1997